UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 16, 2016

Semtech Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders (“Annual Meeting”) of Semtech Corporation (“Semtech” or the “Company”) was held on June 16, 2016.  At the Annual Meeting, stockholders (a) elected the nine nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (b) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017; and (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 6, 2016.  Set forth below are the final voting tallies for the Annual Meeting.

The total number of shares present in person or by proxy was 54,112,758 shares or 82.95% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal Number 1

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Glen M. Antle	49,726,307	1,504,731	2,881,720
James P. Burra	50,290,236	940,802	2,881,720
Bruce C. Edwards	49,817,648	1,413,390	2,881,720
Rockell N. Hankin	50,648,244	582,794	2,881,720
Ye Jane Li	50,373,643	857,395	2,881,720
James T. Lindstrom	50,561,389	669,649	2,881,720
Mohan R. Maheswaran	50,975,074	255,964	2,881,720
Carmelo J. Santoro	49,816,729	1,414,309	2,881,720
Sylvia Summers	50,652,098	578,940	2,881,720

Proposal Number 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,572,177	3,438,350	102,231	0

Proposal Number 3

Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,148,740	6,887,433	194,865	2,881,720

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer